                                                                    EXHIBIT 3.1
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BUILD-A-BEAR WORKSHOP, INC.

         It is hereby certified that:

         1. The present name of the corporation (herein called the "Corporation") is BUILD-A-BEAR WORKSHOP, INC., which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware is March 31, 2000.

         2. The Certificate of Incorporation is hereby amended in its entirety as set forth in the Amended and Restated Certificate of Incorporation herein provided for.

         3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, including, without limitation, by that certain Resolution of the Board of Directors of the Corporation dated April 3, 2000 designating the preferences and rights of certain series of the Corporation's preferred stock, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of BUILD-A-BEAR WORKSHOP, INC. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. The amendments and the restatement of the Amended and Restated Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation law of the State of Delaware.

         5. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BUILD-A-BEAR WORKSHOP, INC.

                                  ARTICLE FIRST
           The name of the corporation is BUILD-A-BEAR WORKSHOP, INC.

                                 ARTICLE SECOND

The address of the registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware, New Castle County, 19808 The name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, New Castle County, 19808.

                                  ARTICLE THIRD

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,000,000 shares, consisting of
(i) 25,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 25,000,000 shares of Preferred Stock, par value $.01 per share (issuable in one or more classes or series) (the "Preferred Stock").

         The designations, preferences and relative, participating, optional or other special rights, and qualifications, limitation or restrictions of each class of stock are as follows:

         (a) Preferred Stock. (i) The Board of Directors of this Corporation is expressly authorized to provide for the issuance of any or all shares of the Preferred Stock in one or more classes or series and to fix each such class or series such voting power, full or limited, or no voting powers and such distinctive designations, preferences, and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the laws of the State of Delaware.

             (ii) The Corporation hereby designates thirteen (13) series of preferred stock as follows:






                  No. of                        No. of                      No. of                       No. of
Series A         Shares         Series B        Shares        Series C      Shares        Series D      Shares
--------         ------         --------        ------        --------      ------        --------      ------
  A-1             1,137,898        B-1            275,352        C-1        3,418,306         D          up to
                                                                                                         3,629,219
  A-2               139,981        B-2          1,453,072        C-2        1,385,507
  A-3               961,263        B-3            311,003        C-3          194,276
  A-4               205,824        B-4          1,604,680
  A-5             1,061,986


The voting powers, preferences and relative, participating, optional and other special rights of the shares of each such series of Preferred Stock, and the qualifications, limitations and restrictions thereof, as are set forth in Exhibit A, attached hereto.

         (b) Common Stock. Each holder of Common Stock shall be entitled to one vote for each shares of Common Stock held. There shall be no cumulative voting. Each share of

Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining upon liquidation, dissolution or winding up of the Corporation as herein provided, subject to any preferential rights of any then outstanding securities of the Corporation.

                                  ARTICLE FIFTH

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

         (a) The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

         (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                  (i) To make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation.

                  (ii) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

                  (iii) To determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus.

                  (iv) To fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

                  (v) To determine the extent, if any, to which and the time and place at which, and the conditions under which, any stockholder of the Corporation may examine the books and records of the Corporation, other than the books and records now or hereafter required by statute to be kept open for inspection by the stockholders of the Corporation.

         In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

         (c) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time for good cause in the manner as shall be provided in the By-laws of the Corporation.

         (d) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws and by the provisions of this Certificate of Incorporation, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (d).


                                  ARTICLE SIXTH

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                 ARTICLE SEVENTH

         The Corporation may purchase directly or indirectly its own shares to the extent money or other property paid therefor does not (i) render the Corporation unable to pay its debts as they become due in the ordinary course of business or (ii) exceed the surplus of the Corporation, as defined under the Delaware General Corporation Law.

         Notwithstanding the foregoing, the Corporation may purchase any of its own shares for the following purposes, provided that the net assets are not less than the amount of money or other property paid or issued therefor: (i) to eliminate fractional shares; (ii) to collect or compromise indebtedness owed by or to the Corporation; (iii) to pay dissenting shareholders entitled to payment for their shares under the Delaware General Corporation Law; and (iv) to effect the purchase or redemption of redeemable shares in accordance with the Delaware General Corporation Law.


                                 ARTICLE EIGHTH

         (a) Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is a legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the Delaware General Corporation Law, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not entitled to be indemnified by the Corporation under the Delaware General Corporation Law. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article Eighth.

         (b) The Board of Directors may adopt By-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the Delaware General Corporation Law, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.


                                  ARTICLE NINTH

         No director of the Corporation or any person acting at the direction of the Board of Directors shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director; provided, however, that the foregoing shall not be deemed to eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision is not intended to eliminate or narrow any defenses to or protection against liability otherwise available to directors of the Corporation. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. Any person or persons who, pursuant to any provision of this Certificate of Incorporation, exercises or performs any of the powers or duties conferred or imposed upon a director of the Corporation shall be treated as a director for purposes of this Article Ninth and shall be entitled to the limitation of liability set forth in this Article Ninth.

         6. The stockholders of the Corporation approved the adoption of the amendment and restatement in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware; and

         7. Said amendment and restatement was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and that the capital of the Corporation will not be reduced under or by reason of the amendment and restatement.

         IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, does make this amended and restated certificate on the 21st day of September, 2001.


                                          /s/ Maxine Clark
                                          -------------------------------------
                                          Maxine Clark, President

                          CERTIFICATE OF CORRECTION OF
                        AMENDED AND RESTATED CERTIFICATE
                                OF INCORPORATION
                                       OF
                           BUILD-A-BEAR WORKSHOP, INC.


It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is Build-A-Bear Workshop, Inc.


                  2. The amended and restated certificate of incorporation of the corporation, which was filed by the Secretary of State of Delaware on September 21, 2001 is hereby corrected.

                  3. The inaccuracy to be corrected in said instrument is as follows:

                  The registered agent is Corporation Service Company. The registered address is 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

                  4. The portion of the instrument in corrected form is as follows:

                  The registered agent is The Corporation Trust Company, the registered address is 1209 Orange St., Wilmington, DE 19801.





Signed on October 30, 2001



                                          /s/ Maxine Clark
                                          -------------------------------------
                                          Maxine Clark, President

                                    EXHIBIT A

INTRODUCTION. The Corporation hereby establishes thirteen (13) series of preferred stock as follows:

Series A      No. of Shares      Series B      No. of Shares     Series C       No. of Shares     Series D         No. of Shares
-----------   --------------   ------------   ---------------   -----------   ---------------   ---------------   ---------------
   A-1             1,137,898        B-1               275,352           C-1         3,418,306         D           up to 3,629,219
   A-2               139,981        B-2             1,453,072           C-2         1,385,507
   A-3               961,263        B-3               311,003           C-3           194,276
   A-4               205,824        B-4             1,604,680
   A-5             1,061,986

The Series A-1, A-2, A-3, A-4 and A-5 Preferred Stock is the "Series A Preferred" and is deemed to be one class of stock, the Series B-1, B-2, B-3 and B-4 Preferred Stock is the "Series B Preferred" and is deemed to be one class of stock, the Series C-1, C-2 and C-3 Preferred Stock is the "Series C Preferred" and is deemed to be one class of stock, and the Series D Preferred Stock is the "Series D Preferred" and is deemed to be one class of stock. As used herein, the term "Senior Preferred" shall refer collectively to the Series A Preferred, the Series B Preferred and the Series D Preferred. As used herein, the term "Preferred Stock" shall refer collectively to the Senior Preferred and the Series C Preferred. The preferences and relative, participating, optional and other special rights of the Preferred Stock, and the qualifications, limitations and restrictions thereof, are as follows:

1. DIVIDENDS.

           In addition to any dividends provided for herein, the holders of the Preferred Stock shall be entitled to participate in cash dividends with the Company's common stock, par value $.01 per share ("Common Stock"), for cash dividends declared on the Common Stock; provided, that holders of the Preferred Stock shall share such dividends pro rata with (i) the holders of the Common Stock in accordance with the number of shares of Common Stock held by such holders and (ii) other holders of the Preferred Stock in accordance with the number of shares of Common Stock receivable upon conversion of the Preferred Stock held by such holders."

2. REDEMPTION.

         (a) On the date set forth in a notice joined in by Holders of at least 75% of the Senior Preferred given on or after April 3, 2006 (the "Redemption Date"), the Corporation shall redeem the shares of Series A-5 Preferred, Series B-4 Preferred, and Series D Preferred then outstanding (the "Redemption Preferred") at an amount equal to the respective Liquidation Preference Amounts (as hereinafter defined) for such Redemption Preferred provided for in Section 3(a) (such amount referred to as the "Redemption Price").

         (b) Procedure for Redemption. (i) At least 20 days (and not more than 60 days) prior to the Redemption Date, written notice (a "Redemption Notice") shall be sent to the holders of the

Redemption Preferred, at its notice address last shown on the records of the transfer agent of the Redemption Preferred (or for the records of the Corporation, if it serves as its own transfer agent), by (A) first class certified or registered mail, postage prepaid, (B) nationally recognized overnight courier service, or (C) personal delivery, notifying such holder of the Redemption Date, the Redemption Price, the total number of shares to be redeemed and the number of shares to be redeemed from such holder, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, her, his or its certificate or certificates representing the shares to be redeemed. In order to facilitate the redemption of the Redemption Preferred, the Board of Directors may fix a record date for the determination of holders of the Redemption Preferred, not more than 60 days nor less than 10 days prior to the Redemption Date.

         (ii) On or prior to any Redemption Date, each such holders of the Redemption Preferred shall surrender her, his or its certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and against such surrender the Redemption Price of such shares shall be paid on the Redemption Date to the order of the person whose name appears on each such certificate as the owner thereof. Each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares of Redemption Preferred (except the right to receive the Redemption Price without interest against surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         (iii) If the funds of the Corporation legally available for redemption of Redemption Preferred on the Redemption Date are insufficient to redeem the full number of shares of Redemption Preferred required by this to be redeemed on such date, those funds which are legally available and not subject to such restrictions shall be used to redeem the maximum possible number of shares of such Redemption Preferred from each class of Holders whose shares are otherwise required to be redeemed in order of priority as follows: (A) first, the Series D Preferred, ratably among the Series D Holders based upon the amount such Series D Holders would receive in full redemption of their shares; and (B) second, the Series A-5 Preferred and Series B-4 Preferred, considered together as one class, ratably among the Holders of the Series A-5 Preferred and Series B-4 Preferred based upon the amount such Holders would receive in full redemption of their shares; provided, however, that in no event shall Holders of Series A-5 Preferred and Series B-4 Preferred receive any proceeds in redemption until all Series D Holders required to be redeemed have been paid in full. At any time thereafter when additional funds of the Corporation not subject to such restrictions become legally available for the redemption of Redemption Preferred, such funds will be used promptly to redeem the balance of the Redemption Preferred shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

3. LIQUIDATION RIGHTS.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Corporation (excluding any liabilities or obligations payable with respect to shares of capital stock of the Corporation) the holders of shares Series D

Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any of the Series A Preferred, Series B Preferred or Junior Capital Stock (as defined below, and including any Series C Preferred), by reason of their ownership thereof, in the amount per share as set forth below (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series D Liquidation Preference Amount"):

           Series                                                       Liquidation Preference
           ------                                                       ----------------------
           D Shares Issues on September 21, 2001                                $7.320508
           D Shares Issues on November 19, 2001                                 $7.251833
           D Shares Issues on December 19, 2001                                 $7.216961


If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series D Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive relative to the preferential amount all such holders are otherwise entitled to receive. As used herein, the term "Junior Capital Stock" means any shares of capital stock of the Corporation (including, without limitation, the Corporation's Common Stock) other than shares of the Corporation's capital stock permitted to rank on a parity with or senior to the Series A Preferred.

         (b) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Corporation (excluding any liabilities or obligations payable with respect to shares of capital stock of the Corporation) and subject to the payment in full of the Series D Liquidation Preference Amount as provided in paragraph (a) of this
Section 3, the holders of shares of Series A Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Junior Capital Stock (including any Series C Preferred), by reason of their ownership thereof, in the amount per share as set forth below (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series A and B Liquidation Preference Amount"; collectively with the Series D Liquidation Preference Amount, the "Liquidation Preference Amounts"):

                    Series                                     Liquidation Preference
                    ------                                     ----------------------
                     A-1                                                $3.195629
                     A-2                                                $4.635378
                     A-3                                                $3.389638
                     A-4                                                $4.541183
                     A-5                                                $7.363548
                     B-1                                                $1.808051
                     B-2                                                $1.720493
                     B-3                                                $2.305925
                     B-4                                                $3.739067


If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A Preferred and the Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive relative to the preferential amount all such holders are otherwise entitled to receive.

           (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Corporation (excluding any liabilities or obligations payable with respect to shares of capital stock of the Corporation) and subject to the payment in full of the liquidation preferences with respect to the Senior Preferred as provided in paragraphs (a) and (b) of this Section 3, the holders of the Series C Preferred shall be entitled to receive, prior and in preference to any further distribution of any of the assets or surplus funds of the Corporation to the holders of any other Junior Capital Stock, by reason of their ownership thereof, the amount per share as set forth below (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share held by them:

                    Series                                        Liquidation Preference
                    ------                                        ----------------------
                     C-1                                                $0.105315
                     C-2                                                $0.97329
                     C-3                                                $0.720934


If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series C Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive relative to the preferential amount all such holders are otherwise entitled to receive.

         (d) After payment to the holders of the Senior Preferred and the Series C Preferred of the amounts set forth in paragraphs (a), (b) and (c) of this
Section 3, respectively, the remaining
assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Preferred Stock and the Common Stock ratably in proportion to the number of shares of Common Stock which the holders of the Preferred Stock then have the right to acquire upon conversion of the shares of Preferred Stock then held by them and the number of shares of Common Stock then held by the holders of the Common Stock, respectively.

         (e) Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

         (f) The following events shall be considered a liquidation under this
Section 3:

                  (i) any consolidation or merger of the Corporation with or into any other Corporation or other entity or person, or any other corporate reorganization in which the Corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting securities are transferred; or

                  (ii) a sale, lease, license or other disposition of all or substantially all of the assets of the Corporation.

4. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of shares of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference Amount by the Preferred Conversion Price applicable to such share. The "Preferred Conversion Price" shall initially be as set forth below, and as adjusted hereinafter, in effect on the date the certificate is surrendered for conversion in accordance with Section 4(c):

                    Series                                     Preferred Conversion Price
                    ------                                     --------------------------
                     A-1                                                $2.451890
                     A-2                                                $3.556556
                     A-3                                                $2.600746
                     A-4                                                $3.484283
                     A-5                                                $5.649780
                     B-1                                                $1.808051
                     B-2                                                $1.720493
                     B-3                                                $2.305925
                     B-4                                                $3.739067

                     C-1                                                $0.105315
                     C-2                                                $0.973290
                     C-3                                                $0.720934
                     D                                                  $6.10


         (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into such number of shares of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference Amount by the Preferred Conversion Price applicable to such share upon the closing of the sale of the Corporation's Common Stock pursuant to a public offering, underwritten on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") of shares of the Common Stock the aggregate gross proceeds to the Corporation and any selling shareholders (prior to underwriting discounts and commissions and other expenses of issuance) of which equal or exceed $25,000,000 and (i) at any time prior to September 21, 2004, the offering is managed by a nationally recognized underwriter, (ii) between September 22, 2004 and September 21, 2005, the price per share is at least $15 (appropriately adjusted for stock splits, recapitalizations and the like), or (iii) thereafter the price per share is at least $20 (appropriately adjusted for stock splits, recapitalizations and the like).

         (c) Mechanics of Conversion.

                  (i) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to paragraph (a) of this
Section 4, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for such shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (ii) In the event of an automatic conversion pursuant to paragraph (b) of this Section 4, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. No holder of shares of Preferred Stock shall receive certificates for shares of Common Stock upon such conversion unless and until such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock and shall give written direction to the Corporation of the name or names in which such holder wishes the certificate or certificates for such shares of Common Stock to be issued.

         (d) Adjustments to Preferred Conversion Price for Certain Diluting Issues.

                  (I) Special Definitions. For purposes of paragraph (d) of this
Section 4, the following definitions apply:

                           (1) "Options" shall mean rights, options and warrants
to subscribe for, purchase or otherwise acquire Common Stock, Preferred Stock or Convertible Securities (defined below) other than the options pursuant to
(d)(I)(4)(B) below (the "Employee Options").

                           (2) "Original Issue Date" shall mean, with respect to
the Series A Preferred, Series B Preferred and Series C Preferred, April 3, 2000 and, with respect to the Series D Preferred, the date on which a share of Series D Preferred was first issued.

                           (3) "Convertible Securities" shall mean any evidences
of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                           (4) "Additional Shares" shall mean all shares of
Common Stock issued (or, pursuant to subparagraph (d)(III) of this Section 4, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued (or, pursuant to subparagraph (d)(III) of this Section 4, deemed to be issued) or issuable in any of the following transactions:

                                    (A) upon conversion of shares of Preferred
Stock;

                                    (B) up to 3,700,000 shares of Common Stock
or other securities, or rights, options or warrants to purchase said shares of Common Stock or other securities of the Corporation, securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock sold or granted to employees, officers, directors, consultants, or advisors of the Corporation pursuant to an Employee Stock Plan approved by the Board of Directors of the Corporation; or

                                    (C) any shares of Series D Preferred issued
within ninety (90) days after the Original Issue Date so long as such shares were issued at a price equal to the Series D Liquidation Preference Amount in effect as of the Original Issue Date for the Series D Preferred.

                  (II) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Preferred Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to subparagraph (d)(V) of this Section 4) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Preferred Conversion Price in effect on the date of, and immediately prior to, such issue.

                  (III) Deemed Issue of Additional Shares. In the event the Corporation at any time or from time to time on or after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (1) no further adjustments in the Preferred
Conversion Price shall be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (2) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Preferred Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Preferred Conversion Price shall affect Common Stock previously issued upon conversion of the Senior Preferred);

                           (3) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Preferred Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (A) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                    (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to subparagraph (d)(V) of this Section 4) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (4) no readjustment pursuant to clause (2) or (3)
above shall have the effect of increasing the Preferred Conversion Price to an amount which exceeds the lower of (a) the Preferred Conversion Price on the original adjustment date, or (b) the Preferred Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                           (5) in the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Preferred Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                           (6) in the event that any adjustment described in
this subparagraph (d)(III) is made to any Additional Shares of Common Stock that were originally issued (or deemed issued) for a consideration per share equal to or in excess of the Preferred Conversion Price then in effect that, had such adjustment been made prior to such original issue date (or deemed original issue date) would have caused such Additional Shares of Common Stock to be issued for a consideration per share less than the Preferred Conversion Price then in effect, then such Additional Shares of Common Stock shall be deemed to have been issued as of the date of any such adjustment.

                  (IV) Adjustment of Preferred Conversion Price. (1) In the event this Corporation, at any time on or after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (d)(III) of this Section 4) without consideration or for a consideration per share less than the Preferred Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Preferred Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Preferred Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Preferred Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all outstanding shares of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and all outstanding Options, other than Employee Options, had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to outstanding shares of Preferred Stock, Convertible Securities or Options solely as a result of the adjustment of the respective conversion prices (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                  (V) Determination of Consideration. For purposes of paragraph
(d) of this Section 4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (1) Cash and Property. Such consideration shall:

                                    (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (C) in the event Additional Shares are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                           (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares deemed to have been issued pursuant to subparagraph (d)(III) of this Section 4, relating to Options and Convertible Securities shall be determined by dividing:

                                    (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                    (B) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

         (e) Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time on or after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in shares of Common Stock or in any right to acquire shares of

Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in shares of Common Stock or in any right to acquire shares of Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Preferred Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire shares of Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in shares of Common Stock in an amount equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         (f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in paragraph (e) of this
Section 4 above or a merger or other reorganization referred to in paragraph (f) of Section 3 above), the Preferred Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock shall thereafter be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been received by the holders upon conversion of the Senior Preferred immediately before that change.

         (g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Preferred Conversion Price against impairment.

         (h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Preferred Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Senior Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Preferred Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Senior Preferred.

           (i) Notices of Record Date. In the event that the Corporation shall propose at any time prior to the conversion of all outstanding shares of the Preferred Stock: (I) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (II) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(III) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (IV) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

                  (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in clauses (III) and (IV) above; and

                  (2) in the case of the matters referred to in clauses (III) and (IV) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         (j) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

         (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

         (l) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Senior Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

         (m) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

5. VOTING.

         (a) Except as otherwise provided herein or in any other agreement between the Corporation and the holders of Senior Preferred, or as otherwise required by law, each outstanding share of Senior Preferred shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Senior Preferred shall not be included in determining the number of shares voting or entitled to vote on any such matters. Each outstanding share of Series C Preferred shall be entitled to vote on any matter on which the holders of Common Stock of the Corporation shall be entitled to vote, and shares of Series C Preferred shall be included in determining the number of share voting or entitled to vote on any such matters. Except as otherwise provided herein or as otherwise required by law, on any matter on which the holders of shares of Common Stock and the holders of shares of Preferred Stock are entitled to vote, the Common Stock and the Preferred Stock shall vote together as a single class. Each holder of shares of Preferred Stock entitled to vote may act by written consent in the same manner as the holders of Common Stock, and shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Preferred Stock are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

         (b) Notwithstanding the foregoing subsection (a), the Corporation shall not, without first obtaining the vote or written consent of the holders of 75% of the outstanding shares of the Senior Preferred, voting together as a single class:

                           (i) amend, repeal or modify any provision of the
                  Certificate of Incorporation in a manner that adversely affects the powers, preferences or special rights that are distinctive to the Senior Preferred;

                           (ii) amend, repeal or modify the Amended and Restated
                  Stockholders' Agreement between the Corporation and the holders of the Preferred Stock;

                           (iii) amend, repeal or modify the Amended and
                  Restated Registration Rights Agreement between the Corporation and the holders of the Preferred Stock;

                           (iv) amend, repeal or modify the existing agreements
                  between the Corporation and Maxine Clark; or

                           (v) increase the number of members on the
                  Corporation's Board of Directors to more than seven (7).

         (c) Notwithstanding the foregoing subsection (a), the Corporation shall not, without first obtaining the vote or written consent of the holders of 60% of the outstanding shares of the Senior Preferred voting together as a single class:

                           (i) sell, lease or otherwise dispose of all or
substantially all of the assets, property or business of the Corporation, or merge or consolidate the Corporation with any person, or permit any other person to merge into it, or undertake any other reorganization, other than mergers, consolidations or reorganizations in which the Corporation is the surviving corporation and, after giving effect to the merger, consolidation, or reorganization, the holders of the Corporation's outstanding capital stock immediately preceding such merger own more than fifty percent (50%) of the outstanding capital stock of the surviving corporation;

                           (ii) create, incur, assume, guarantee, suffer to
exist or become or remain liable directly or indirectly, on account of any indebtedness of borrowed money, except that the foregoing shall not apply to any indebtedness existing as of the date hereof (including an increase of up to $25,000,000 in total amount of the amounts that may be borrowed under the Company's loan agreement with Firstar Bank, National Association, a national banking association, or any other similar institution), or trade payables incurred in the ordinary course of business for inventory or otherwise; or

                           (iii) authorize, create (by reclassification or
otherwise) or issue shares of any class or series of equity securities of the Corporation.

         (d) Notwithstanding the foregoing subsection (a), the Corporation shall not, without first obtaining the vote or written consent of the holders of a majority of the outstanding shares of the Senior Preferred voting together as a single class:

                           (i) repurchase or redeem any capital stock of the
Corporation (except for repurchases of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of employment or in exercise of the Corporation's right of first refusal upon a proposed transfer);

                           (ii) enter into or amend any transaction between the
Corporation and an affiliate of the Corporation except in connection with transactions made on an arms-length basis at the then-prevailing market rates; or

                           (iii) acquire (by merger, consolidation or
acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein.

6. REACQUIRED SHARES. Shares of the Preferred Stock which have been issued and reacquired through purchase, conversion or otherwise shall, upon compliance with the applicable provisions of the General Corporation Law, have the status of authorized and unissued shares of Preferred Stock and may be reissued, but only as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.